SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 13, 2003

DRESSER, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-60778	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of principal executive offices) (zip code)

(972) 361-9800

(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

The following Exhibits are filed herewith

4.1	Amendment No. 5 to the Credit Agreement dated as of June 30, 2003 among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the Lenders and Agents named therein.

4.2	Amendment No. 6 and Waiver to the Credit Agreement dated as of August 5, 2003 among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the Lenders and Agents named therein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER, INC.

Date: August 13, 2003	By:	/s/ Patrick M. Murray
Patrick M. Murray
Chief Executive Officer

/s/ James A. Nattier
James A. Nattier
Executive Vice President and
Chief Financial Officer

/s/ Dale B. Mikus
Dale B. Mikus
Vice President—Finance and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 5 to the Credit Agreement
4.2	Amendment No. 6 and Waiver to the Credit Agreement